Exhibit 10.4

STOCK WARRANT AGREEMENT

This Stock Warrant Agreement (“Agreement”) is executed as of this 24th day of November, 2008 by Heritage Bank, N.A., a national banking association (“Bank”), in favor of the persons listed on Exhibit A (each, an “Initial Holder”), in accordance with the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the organizers of the Bank have undertaken substantial financial risk in connection with the organization of the Bank through direct cash advances made to, or for the benefit of, the Bank, which amounts form a portion of the subscription funds utilized by the organizers to capitalize the Bank;

WHEREAS, under the FDIC’s Policy Statement on Applications for Deposit Insurance, because those amounts contributed during the organizational stage are at a complete risk of loss in the event that the Bank does not open, the organizers of the Bank are entitled to receive as a unit one share of Bank stock and one warrant to acquire an additional share of Bank stock for every $10 of cash funds advanced to, or for the benefit of, the Bank during its organization; and

WHEREAS, consistent therewith and in recognition of the financial risks undertaken by the organizers of the Bank in funding the organization of the Bank, the Bank desires to issue to each organizer warrants to purchase shares of common stock of the Bank (each, a “Warrant” and, collectively, the “Warrants”) in the amounts set forth herein simultaneously with the issuance of the shares of common stock representing the amounts advanced by the organizers to which these warrants relate on the date that the Bank has received all required regulatory approvals to first open for business.

NOW, THEREFORE, in consideration of the foregoing and the agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Bank and, by acceptance of a Warrant, each Holder (as defined herein) agree as follows:

1.                                       Grant of Warrants. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Bank hereby grants to Initial Holder the number of Warrants set forth beside his name on Exhibit A. Each Warrant initially shall be exercisable for one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Bank (“Share”), subject to adjustment as provided in Sections 11 and 12 of this Agreement. The Initial Holders and all subsequent registered holders of the Warrants (each, a “Holder” and, collectively, the “Holders”) shall have the rights and obligations set forth in this Agreement.

2.                                       Warrant Certificates. Each Warrant shall be evidenced by a warrant certificate, which shall be substantially in the form attached to this Agreement as Exhibit B (“Warrant Certificate”). Each Warrant Certificate shall have such marks of identification or designation and such legends or endorsements thereon as the Bank deems appropriate, so long as they are not inconsistent with the provisions of this Agreement, or as are required to comply with any law, rule or regulation applicable to the Bank or the Shares. The Warrant Certificates shall be executed on behalf of the Bank by the manual, facsimile or imprinted signature of its Chairman of the Board, its President or any senior vice president and shall be attested by the manual, facsimile or imprinted signature its Secretary or Cashier, or any assistant secretary or assistant cashier.

3.                                  Term of Warrants.

(a)                                  The term for the exercise of the Warrants shall begin at 9:00 a.m., New York City, New York time on the date of this Agreement. The term for the exercise of the Warrants shall expire at 2:00 p.m., New York City, New York time on the earlier to occur of (i) November 24, 2018, or (ii) the date provided in Section 3(b) of this Agreement (the “Expiration Time”).

(b)                                                                                    Notwithstanding any provision of this Agreement or any Warrant Certificate to the contrary, the Warrants shall expire, to the extent not exercised, within 45 days following the receipt of notice from the Bank’s primary federal regulator (“Regulator”) that (i) the Bank has not maintained its minimum capital requirements (as determined by the Regulator) or the Regulator has determined that the existence of outstanding Warrants is impairing the Bank’s ability to raise capital; and (ii) the Regulator is requiring termination or forfeiture of warrants. Upon receipt of such notice from the Regulator, the Bank shall promptly notify each Holder that he must exercise the Warrants granted to him prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or forfeit such Warrant(s). In case of forfeiture, no Holder shall have any cause of action, of any kind or nature, against the Bank or any of its officers or directors with respect to the forfeiture. In addition, the Bank shall not be liable to any Holder due to the failure or inability of the Bank to provide adequate notice to Holder.

4.                                       Exercise of Warrants. The purchase price per Share to be paid by a Holder for Shares subject to the Warrants shall be $10.00, subject to adjustment as set forth in Sections 11 and 12 of this Agreement (“Exercise Price”). A Holder may exercise Warrants evidenced by a Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the secretary of the Bank (i) the Warrant Certificate; (ii) a written notice to the Bank specifying the number of Shares with respect to which Warrants are being exercised; and (iii) a check for the full amount of the aggregate Exercise Price of the Shares being acquired; provided, that if at the time of exercise, the Holder exercising Warrants (“Exercising Holder”) owns or controls Excess Shares, such Exercising Holder may only exercise its Warrants if the Shares acquired by the exercise of such Warrants are immediately upon acquisition: (w) repurchased by the Bank; (x) sold in a widely dispersed public offering; (y) sold pursuant to Rule 144 under the Securities Act of 1933 or in a private placement in which no purchaser acquires from the Exercising Holder more than 2% of the then-outstanding Shares; or (z) sold to a third-party that either owns more than 50% of the then-outstanding Shares or simultaneously purchases Shares from shareholders other than the Exercising Holder such that upon consummation of such purchases, such third-party will own more than 50% of the then-outstanding Shares.

For purposes of this Section 4, “Excess Shares” means at any time for any Holder, any Shares (assuming that all of such Holder’s Warrants shall have been exercised) then owned or controlled by such Holder in excess of 14.9% of the then-outstanding Shares (assuming that all of such Holder’s Warrants shall have been exercised), provided, that for the purpose of calculating Excess Shares, any Shares and/or Warrants owned or controlled by any affiliate of a Holder shall count as Shares and/or Warrants held by such Holder. For the purposes of this definition, the term “affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person, and the term “control” means, as used with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

5.                                       Delivery of Shares; Partial Exercise. Upon receipt of the items set forth in Section 4, and subject to the terms of this Agreement, (i) the Holder shall be deemed to be the holder of record of the Shares subject to the exercise of the Warrant, notwithstanding that the stock transfer books of the Bank shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder, and (ii) the Bank shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Shares acquired by exercise of a Warrant. In the event of a partial exercise of Warrant(s), a new Warrant Certificate evidencing the number of Shares that remain subject to the Warrant shall be issued by the Bank to such Holder or to his duly authorized assigns.

6.                                       Registration of Transfer and Exchange.

(a)                                  The Bank shall keep, or cause to be kept, at its principal place of business or at such other location designated by the Bank, a register or registers in which, subject to such reasonable regulations as the Bank may prescribe, the registrar and transfer agent (“Securities Registrar”) shall register the Warrant Certificates and the transfers thereof as provided herein (“Securities Register”). The initial Securities Registrar shall be the secretary or cashier of the Bank, and thereafter, the Securities Registrar may be removed and/or appointed as authorized by the Bank.

(b)                                 Upon surrender for registration of transfer of any Warrant Certificate, the Bank shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(c)                                  At the option of the Holder, Warrant Certificates may be exchanged for other Warrant Certificates of like tenor and in like aggregate amount upon surrender of the Warrant Certificates to be exchanged. Upon such surrender, the Bank shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(d)                                 Every Warrant Certificate presented or surrendered for registration of transfer or exchange shall be accompanied (if so required by the Bank or the Securities Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Bank or the Securities Registrar, duly executed by the registered Holder or by such Holder’s duly authorized attorney in writing.

7.                                       Replacement of Warrant Certificates.

(a)                                  Upon receipt of evidence reasonably satisfactory to the Bank of the loss, theft, destruction or mutilation of a Warrant Certificate and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Bank or, in the case of mutilation, surrender and cancellation of such Warrant Certificate, the Bank shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(b)                                 All Warrants shall be held and owned under the express condition that the provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates and shall preclude (to the extent lawful) all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

(c)                                  Upon the issuance of any new Warrant Certificate under this Section, the Bank may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Bank and its agents and counsel) connected therewith.

(d)                                 Every new Warrant Certificate issued pursuant to this Section shall constitute an additional contractual obligation of the Bank, whether or not the mutilated, destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

8.                                 Persons Deemed Holders. Prior to the due presentment of a Warrant Certificate for registration of transfer or exchange, the Bank, any Securities Registrar and any other agent of the Bank may treat the person in whose name such Warrant Certificate is registered in the Securities Register as the sole Holder of such Warrant Certificate and of the Warrant represented by such Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such Warrant Certificate or in the Warrant represented by such Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.

9.                                           Cancellation. All Warrant Certificates surrendered for the purpose of exercise, exchange or registration of transfer shall be cancelled by the Securities Registrar, and no Warrant Certificates shall be issued in lieu thereof, except as expressly permitted by the provisions of this Agreement.

10.                                     Fractional Shares. The Bank shall not be required to issue Warrant Certificates exercisable for fractional Shares or to issue fractional Shares upon the exercise of Warrants. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of a Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Bank shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Share (as defined in Section 11(f)) at the date of such exercise.

11.                                 Stock Dividends, Splits, Etc.

(a)                                       In case the Bank shall at any time after the date hereof (i) declare a dividend or make a distribution on Shares payable in Shares, (ii) subdivide or split the outstanding Shares, (iii) combine or reclassify the outstanding Shares into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of Shares (including any such reclassification in connection with a consolidation or merger in which the Bank is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to Section 11(i), the exercise of a Warrant after such time shall entitle the holder to receive the aggregate number of Shares or other securities of the Bank (or shares of any security into which such Shares have been reclassified pursuant to clause 11(a)(iii) or 11(a)(iv) above) which, if such Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)                                      In case the Bank shall issue or sell any Shares (other than Shares issued (i) upon exercise of the Warrants, (ii) pursuant to the Bank’s 2008 Stock Incentive Plan or pursuant to any similar Share-related employee compensation plan of the Bank approved by the board of directors of the Bank or (iii) upon exercise or conversion of any security the issuance of which caused an adjustment under Sections 11(c) or 11(d) hereof) without consideration or for a consideration per share less than the Current Market Price Per Share, the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of Shares outstanding immediately prior to the time of such issuance or sale multiplied by the Current Market Price Per Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Bank upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of Shares outstanding immediately after such issuance or sale and the Current Market Price Per Share immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Bank shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the board of directors of the Bank; provided that if the Holder shall object to any such determination, the board of directors of the Bank shall retain an independent appraiser reasonably satisfactory to the Holder to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash to be received by the Bank and furnished with a description of the consideration and the fair market value thereof, as determined by the board of directors of the Bank.

(c)                                  In case the Bank shall fix a record date for the issuance of rights, options or warrants to the holders of Shares or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date Shares (or securities convertible into Shares) at a price per Share (or having a conversion price per Share, if a security convertible into Shares) less than the Current Market Price Per Share on such record date, the maximum number of Shares issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to Section 11(b) hereof, as though such maximum number of Shares had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such Shares. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 11(b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of Shares to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 11), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of Shares, in the latter event.

(d)                                 In case the Bank shall issue rights, options (other than options issued pursuant to a plan described in clause 11(b)(ii)) or warrants entitling the holders thereof to subscribe for or purchase Shares (or securities convertible into Shares) or shall issue convertible securities, and the price per Share of such rights, options, warrants or convertible securities (in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Share, the maximum number of Shares issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to Section 1l(b) hereof as though such maximum number of Shares had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such Shares. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 11(b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of Shares to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 11), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of Shares, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this Section 11(d) to the extent that the Exercise Price shall have been adjusted pursuant to Section 11(c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of Shares to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

(e)                                  In case the Bank shall fix a record date for the making of a distribution to holders of Shares (including any such distribution made in connection with a consolidation or merger in which the Bank is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Shares or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, Section 11(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Share on such record date, less the fair market value (determined as set forth in Section 11(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one Share, and the denominator of which shall be such Current Market Price Per Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(f)                                    For the purpose of any computation under Sections 10, 11(b), 11(c), 11(d) or 11(e) hereof, “Current Market Price Per Share” shall, subject to the penultimate sentence of this paragraph, be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per Share for the 20 consecutive trading days immediately prior to such date. “Daily Price” means (1) if the Shares then are listed and traded on the New York Stock Exchange, Inc. (“NYSE”), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the Shares then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the Shares are listed and traded; (3) if the Shares then are not listed and traded on any such securities exchange, the last reported sale price on such day on The NASDAQ Stock Market, Inc. (“NASDAQ”); or (4) if the Shares then are not traded on NASDAQ, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. If on any determination date the Shares are not quoted by any such organization, the Current Market Price Per Share shall be the fair market value of such Shares on such determination date as determined by the board of directors of the Bank. If the Holder shall object to any determination by the board of directors of the Bank of the Current Market Price Per Share, the Current Market Price Per Share shall be the fair market value per Share as determined by an independent appraiser retained by the Bank at its expense and reasonably acceptable to the Holder. For purposes of any computation under this paragraph, the number of Shares outstanding at any given time shall not include Shares owned or held by or for the account of the Bank, other than (i) Shares held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties and (ii) Shares held in respect of a debt previously contracted.

(g)                                 No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this Section 11(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

(h)                                 In the event that, at any time as a result of the provisions of this Section 11, the holder of a Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Bank other than Shares, the number of such other shares so receivable upon exercise of a Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(i)                                     Upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(a), 11(b), 11(c), 11(d) or 11(e) hereof, the number of shares for which a Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares obtained by (i) multiplying the number of shares covered by a Warrant immediately prior to this adjustment of the number of shares by the Exercise

Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

12.                                 Reorganization, Reclassifications, Consolidation or Merger.

(a)                                  If, prior to the Expiration Time, there shall be a reorganization or reclassification of the Shares (other than as provided in Section 11 of this Agreement), or any consolidation or merger of the Bank with another entity, or any sale or transfer of all or substantially all of the assets of the Bank or of the entity formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall be entitled to receive, during the remainder of the term of this Agreement and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Bank or of the successor entity (or its parent company) resulting from such consolidation, merger, sale or transfer, as the case may be, to which a holder of Shares, deliverable upon the exercise of a Warrant, would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or transfer.

(b)                                 In the event of such reorganization, reclassification, consolidation, merger, sale or transfer, and subject to Section 14(h), the Bank shall make appropriate adjustments (as determined by the board of directors of the Bank in its sole discretion) in the application of the provisions with respect to the rights and interests of the Holders so that the provisions set forth in this Agreement (including the adjustment to the Exercise Price and the number of Shares issuable upon exercise of the Warrants) shall be applicable, as nearly as may be practicable, to any shares or other property thereafter deliverable upon the exercise of this Warrant. Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 12 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

13.                           Certificate as to Adjustments; Issuance of New Warrant Certificates. Within thirty (30) days following any adjustment provided for in Section 11 or 12 of this Agreement, the Bank shall give written notice of the adjustment to the Holders as provided in Section 14(a) of this Agreement. The notice shall state the Exercise Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of the Warrant(s) and shall set forth in reasonable detail the method of calculation for each.  Notwithstanding anything to the contrary set forth herein or in the Warrant Certificates, the Bank may, at its option, issue new Warrant Certificates evidencing the Warrants, in such form as may be approved by the Bank, to reflect any adjustment or change in the Exercise Price and the number or kind of stock or other securities or property purchasable upon exercise of the Warrants.

14.                                 Miscellaneous.

(a)                             Any notice or other communication required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Bank, at its principal place of business; and (ii) if given to a Holder, at the address set forth for the Holder on the books and records of the Bank. A notice given to the Bank by a Holder with respect to the exercise of a Warrant shall not be effective until received by the Bank.

(b)                                 The Bank shall, at all times, reserve and keep available out of its authorized and unissued Shares or out of any Shares held in treasury that number of Shares that will from time to time be sufficient to permit the exercise in full of all outstanding Warrants. The Bank shall take all such action as may be necessary to ensure that all Shares delivered upon exercise of any Warrants shall, at the time of delivery of the Warrant Certificates for such Shares, be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all statutory preemptive rights.

(c)                                  The Bank shall pay when due and payable any and all federal and state transfer taxes and charges (other than any applicable income taxes) that may be payable in respect of the issuance and delivery of Warrant Certificates or of certificates for Shares receivable upon the exercise of any Warrants; provided, however, that the Bank shall not be required to pay any tax that may be payable in respect of the issuance and delivery (i) of any Warrant Certificate or stock certificate registered in a name other than that of the Holder of the Warrant Certificate that has been surrendered, or (ii) of any Warrant Certificate under Section 7.

(d)                                 No Holder, in his capacity as such, shall be entitled to vote or receive dividends or shall be deemed for any other purpose the holder of the Shares or other securities which may at any time be issuable upon the exercise of such Warrant. Nothing contained herein or in any Warrant Certificate shall be construed to confer upon any Holder, in his capacity as such, any of the rights of a shareholder of the Bank, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Bank at any meeting thereof, to give or withhold consent to any corporate action, or to receive notices of meeting or other actions affecting shareholders.

(e)                                  Each Holder, by accepting a Warrant Certificate, accepts and agrees to the terms of this Agreement. The terms of this Agreement shall be binding upon the Bank and the Holders and their respective heirs, successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or will be construed to give any person other than the Bank or the Holders any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the Bank and the Holders that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the Bank and the Holders and for the benefit of no other person.

(f)                                    This Agreement constitutes the full understanding of the Bank and the Holders, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the Bank and any Holder with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement will be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

(g)                                 The headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender will be deemed to include the other genders. Each use herein of the plural will include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. References to a person arc also to its permitted successors or assigns. No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

(h)                                 Notwithstanding Section 12(b), any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Bank, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(i)                                     This Agreement shall terminate upon the earlier of (i) the Expiration Time, or (ii) the close of business on the date on which all Warrants have been exercised.

(j)                                     THIS AGREEMENT, EACH WARRANT AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS AND TO THE EXTENT NOT INCONSISTENT THEREWITH, WITH THE LAWS OF STATE OF NEW YORK, WITHOUT REGARD TO THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IN THE EVENT OF A DISPUTE INVOLVING THIS AGREEMENT, THE PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE EXCLUSIVELY IN A COURT OF COMPETENT JURISDICTION IN NEW YORK COUNTY, NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

HERITAGE BANK, N.A.,
a national banking association

By:	/s/ David Bagatelle
David Bagatelle
President & Chief Executive Officer

EXHIBIT A

LIST OF INITIAL HOLDERS

EXHIBIT B

FORM OF WARRANT CERTIFICATE

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF NOVEMBER 24, 2008, BY HERITAGE BANK, N.A., A NATIONAL BANKING ASSOCIATION (“BANK”), IN FAVOR OF THE PERSONS LISTED ON EXHIBIT A THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (“AGREEMENT”). A COPY OF THE FORM OF THE AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE BANK DURING NORMAL BUSINESS HOURS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE AGREEMENT.

No. W-	Number of Warrants:

HERITAGE BANK, N.A.
WARRANT CERTIFICATE

This Warrant Certificate certifies that                                                   , or registered assigns, is the registered holder of a warrant to purchase the number of fully-paid and non-assessable shares of common stock, $1.00 par value of the Bank (“Shares”) set forth above, at the exercise price, subject to adjustment in certain events (“Exercise Price”), of $10.00 per share (“Warrant”).

The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants issued pursuant to the Agreement, which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Bank and the Holder. All terms used, but not otherwise defined, in this Warrant Certificate shall have the meanings assigned to them in the Agreement. If any provision of this Warrant Certificate conflicts with a provision of the Agreement, the provision of the Agreement shall supercede.

This Warrant may not be exercised after 2:00 p.m., New York City, New York time, on the earlier to occur of (i) November 24, 2018, or (ii) the date provided in Section 3(b) of the Agreement (the “Expiration Time”).

The Holder may exercise the Warrant evidenced by this Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the secretary or the cashier of the Bank (i) the Warrant Certificate; (ii) a written notice to the Bank specifying the number of Shares with respect to which Warrants are being exercised; and (iii) a check for the full amount of the aggregate Exercise Price of the Shares being acquired; provided, that if at the time of exercise, the Holder exercising Warrants (“Exercising Holder”) owns or controls Excess Shares, such Exercising Holder may only exercise its Warrants if the Shares acquired by the exercise of such Warrants are immediately upon acquisition: (w) repurchased by the Bank; (x) sold in a widely dispersed public offering; (y) sold pursuant to Rule 144 under the Securities Act of 1933 or in a private placement in which no purchaser acquires from the Exercising Holder more than 2% of the then-outstanding Shares; or (z) sold to a third-party that either owns more than 50% of the then-outstanding Shares or simultaneously purchases Shares from shareholders other than the Exercising Holder such that upon consummation of such purchases, such third-party will own more than 50% of the then-outstanding Shares.

Upon delivery and payment of the items set forth above, the Holder shall he deemed to be the holder of record of the Shares subject to such exercise, notwithstanding that the stock transfer books of the Bank shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder.

Upon receipt of the items set forth above, and subject to the terms of the Agreement, the Bank shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Shares acquired by exercise of this Warrant. In the event of a partial exercise of this Warrant, a new Warrant Certificate evidencing the number of Shares that remain subject to this Warrant shall be issued by the Bank to such Holder or to his duly authorized assigns.

The Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Bank’s securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Bank may, at its option, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants.

Upon surrender for registration of transfer of this Warrant Certificate, subject to the terms of the Agreement, the Bank shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

Prior to the due presentment of this Warrant Certificate for registration of transfer or exchange, the Bank, any Securities Registrar and any other agent of the Bank may treat the person in whose name this Warrant Certificate is registered in the Securities Register as the sole Holder of this Warrant Certificate and of the Warrant represented by this Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in this Warrant Certificate or in the Warrant represented by this Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.

The Holder, in his capacity as such, shall not be entitled to vote or receive dividends or shall be deemed from any other purpose the holder of the Shares or other securities which may at any time be issuable upon the exercise of this Warrant. Nothing contained in this Warrant Certificate shall be construed to confer upon the Holder, in his capacity as such, any of the rights of a shareholder of the Bank, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Bank at any meeting thereof, to give or withhold consent to any corporate action, or to receive notices of meeting or other actions affecting shareholders.

Any notice or other communication required or permitted to be made by the Holder to the Bank shall be in writing, duly signed by the Holder and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid to the Bank, at its principal place of business (or such other address as designated in writing to the Holder by the Bank). A notice given to the Bank by a Holder with respect to the exercise of this Warrant shall not be effective until received by the Bank.

Notwithstanding Section 12(b) of the Agreement, any provision of this Warrant Certificate or the Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Bank, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

IN WITNESS WHEREOF, the Bank has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of , 2008.

HERITAGE BANK, N.A.,
a national banking association

By:
David Bagatelle, President & Chief Executive Officer

[SEAL]

Attest:

Name:
Title: